UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest reported event):  January 26, 2018
DORIAN LPG LTD.
(Exact Name of Registrant as Specified in Its Charter)

Republic of the Marshall Islands	001-36437	66-0818228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
c/o Dorian LPG (USA) LLC, 27 Signal Road, Stamford, Connecticut 06902
(Address of Principal Executive Offices) (Zip Code)
(Registrant's telephone number, including area code): (203) 674-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.
On January 26, 2018, Dorian LPG Ltd. (the "Company") entered into Amendment No. 1 (the "Amendment") to the Rights Agreement (the "Rights Agreement"), dated as of December 16, 2016, by and between the Company and Computershare Inc., as rights agent.
The Amendment accelerates the expiration of the Company's preferred share purchase rights (the "Rights") from 5:00 p.m., New York City time, on August 31, 2018 to 5:00 p.m., New York City time, on January 26, 2018, and has the effect of terminating the Rights Agreement on that date. At the time of the termination of the Rights Agreement, all of the Rights distributed to holders of the Company's common stock pursuant to the Rights Agreement will expire.
The foregoing is a summary of the terms of the Amendment. The summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.
Item 1.02.	Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 is incorporated herein by reference
Item 3.03.	Material Modification to Rights of Security Holders.
The information set forth under Item 1.01 is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits
(b)	Exhibits.	The following exhibits are filed as part of this report:
4.1	Amendment No. 1 to Rights Agreement by and between Dorian LPG Ltd. and Computershare Inc., dated as of January 26, 2018

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  January 26, 2018
Dorian LPG Ltd. By: /s/ John C. Hadjipateras
Name: John C. Hadjipateras Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description
4.1	Amendment No. 1 to Rights Agreement by and between Dorian LPG Ltd. and Computershare Inc., dated as of January 26, 2018